Exhibit 99.1

    For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO reports first quarter 2011 net income of
$53.9 million, or 19 cents per share

Carmel, Ind. May 2, 2011 – CNO Financial Group, Inc. (NYSE: CNO) today announced results for the first quarter of 2011.  “We are pleased that CNO continued to generate earnings growth in the first quarter,” CEO Jim Prieur said, “with net income increasing to $54 million from $34 million and net operating income increasing to $52 million from $38 million in the prior year.  These results are at the high end of the preliminary earnings range we announced last week.  Our results were driven by solid performance of our core businesses. Our financial strength, as measured by our risk-based capital, holding company liquidity and our debt-to-total capital, also continued to improve in the quarter.”

First Quarter 2011 Results
•	$101.1 million of income before net realized investment gains, corporate interest and taxes (“EBIT”) (1), up 28% compared to $79.2 million in 1Q10
•	Net operating income (2) of $51.9 million, up 36% compared to $38.2 million in 1Q10
•	Net operating income per diluted share: 18 cents, compared to 14 cents in 1Q10
•
Net income increased to $53.9 million, compared to $33.9 million in 1Q10 (1Q11 included $2.0 million of net realized investment gains and loss on extinguishment of debt; and 1Q10 included $(4.3) million of net realized investment losses and loss on extinguishment of debt)

•	Net income per diluted share of 19 cents, compared to 13 cents in 1Q10 (1Q11 included 1 cent of net realized investment gains; and 1Q10 included (1) cent of net realized investment losses)
•	Total new annualized premium (“NAP”) excluding Private-Fee-For-Service (“PFFS”) and Prescription Drug Plan (“PDP”) (3): $86 million, down 1% from 1Q10

Financial Strength at March 31, 2011
•
The consolidated statutory risk-based capital ratio of our insurance subsidiaries increased 9 percentage points to 341% in 1Q11, driven by statutory earnings of $101 million partially offset by $60 million of dividend payments to our holding company

•
Unrestricted cash held by our non-insurance subsidiaries increased $8 million to $169 million during 1Q11, primarily reflecting the aforementioned dividend payments offset by $50 million prepayment of debt

•	Debt-to-total capital ratio, as defined in our senior secured credit facility (4), reduced to 19.2% from 20.0% at December 31, 2010
•	Book value per common share, excluding accumulated other comprehensive income (loss) (5), increased to $16.48 from $16.28 at December 31, 2010

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CNO Financial (2)
May 2, 2011

Quarterly Segment Operating Results
	Three months ended
	March 31,
	2011	2010
	($ in millions, except per-share data)
EBIT (1):
Bankers Life	$63.9	$53.2
Washington National	25.2	27.6
Colonial Penn	5.4	5.3
Other CNO Business	7.1	(1.9)
Corporate Operations, excluding corporate interest expense	(.5)	(5.0)
EBIT	101.1	79.2
Corporate interest expense	(20.6)	(19.5)
Income before net realized investment gains (losses) and taxes	80.5	59.7
Tax expense on operating income	28.6	21.5
Net operating income (2)	51.9	38.2
Loss on extinguishment of debt, net of income taxes	(.9)	(1.2)
Net realized investment gains (losses) (net of related amortization and taxes)	2.9	(3.1)

Net income	$53.9	$33.9
Per diluted share:
Net operating income	$.18	$.14
Net realized investment gains (losses), net of related amortization and taxes	.01	(.01)
Net income	$.19	$.13

Segment Results
Bankers Life:  Pre-tax operating earnings were $63.9 million in 1Q11 up 20% compared to 1Q10.

•
Results in 1Q11 were favorably impacted by $14 million higher investment spreads for annuity products primarily reflecting growth in the business and lower crediting rates, partially offset by lower earned yields.  Results in 1Q11 also reflect the $11 million favorable impacts on long-term care reserves of: (i) development of prior period claim reserves; and (ii) policyholder decisions to surrender or reduce coverage following rate increases.

•
Results in 1Q11 were unfavorably impacted by lower earnings from the Medicare supplement block due to:  (i) $23 million additional amortization of insurance intangibles primarily resulting from higher 1Q11 policy lapses and conversions; offset by (ii) $7 million of favorable development of prior period claim reserves.

Washington National:  Pre-tax operating earnings were $25.2 million in 1Q11 down 9% compared to 1Q10, primarily due to the $2 million favorable impact of life insurance product reserve refinements in 1Q10.

Colonial Penn:  Pre-tax operating earnings in 1Q11 were comparable to 1Q10.

Other CNO Business:  Pre-tax operating earnings were $7.1 million in 1Q11 compared to a loss of $1.9 million in 1Q10.  Results for 1Q11 reflect favorable mortality.  Results in 1Q10 were unfavorably impacted by changes in assumptions related to when certain non-guaranteed elements will be implemented.  These changes resulted in increases to reserves and the amortization of insurance intangibles of approximately $8 million.

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CNO Financial (3)
May 2, 2011

Corporate Operations (including our investment advisory subsidiary and corporate expenses):  Net expenses, excluding corporate interest expense were $.5 million in 1Q11 compared to $5.0 million in 1Q10.  Results for 1Q11 were favorably impacted by trading account activities and the income related to Company-owned life insurance (“COLI”) (utilized as an investment vehicle to fund an agent deferred compensation plan) which we began to record in this segment effective January 1, 2011.  We recognized $6.2 million of income from trading account activities and COLI in 1Q11.

Corporate interest expense increased primarily due to a higher average interest rate in 1Q11 compared to 1Q10.

The results for 1Q11 include a $.9 million loss on extinguishment of debt, net of income taxes, related to the prepayment of $50.0 million principal amount outstanding under our senior secured credit agreement.  The results for 1Q10 include a $1.2 million loss on extinguishment of debt, net of income taxes, related to the repurchase of $64.0 million aggregate principal amount of our 3.5% convertible senior debentures.

Investment Results
Net realized investment gains in 1Q11 were $2.9 million (net of related amortization and taxes), including total other-than-temporary impairment losses of $13.3 million, all of which were recorded in earnings.  Net realized investment losses in 1Q10 were $3.1 million (net of related amortization and taxes), including total other-than-temporary impairment losses of $17.7 million, of which $20.3 million was recorded in earnings and $(2.6) million in accumulated other comprehensive income (loss).

Sales Results
At Bankers Life (career distribution), total NAP (excluding PFFS and PDP) in 1Q11 was $55 million, down 4% from 1Q10; driven by lower long-term care sales, which more than offset growth in life sales.

At Washington National (independent distribution), total NAP in 1Q11 was $17 million, up 3% from 1Q10.  NAP in 1Q11 of Washington National’s core supplemental health products (including specified disease, accident and hospital indemnity policies) was $16 million, up 7% from 1Q10.

At Colonial Penn (direct distribution), total NAP in 1Q11 was $14 million, up 4% from 1Q10.

Conference Call
The Company will host a conference call to discuss results on May 3, 2011 at 11:00 a.m. Eastern Daylight Time.  The webcast can be accessed through the Investors section of the company’s website: http://investor.CNOinc.com.  Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.  During the call, we will be referring to a presentation that will be available the morning of the call at the Investors section of the company’s website.

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CNO Financial (4)
May 2, 2011

About CNO
CNO is a holding company.  Our insurance subsidiaries – principally Bankers Life and Casualty Company, Washington National Insurance Company and Colonial Penn Life Insurance Company – serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.
____________________________________________

(1)
Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest expense, loss on extinguishment of debt and taxes (“EBIT,” a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; (ii) loss on extinguishment of debt; and (iii) net realized investment gains (losses) that are unrelated to the company’s underlying fundamentals.  A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.

(2)
Management believes that an analysis of Net income applicable to common stock before:  (i) loss on extinguishment of debt, net of income taxes; and (ii) net realized investment gains or losses, net of related amortization and income taxes (“Net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry.  Management uses this measure to evaluate performance because loss on extinguishment of debt and realized investment gains or losses can be affected by events that are unrelated to the company’s underlying fundamentals.  A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

(3)
Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums.  PDP and PFFS sales are not comparable to other sales and are therefore excluded in all periods.

(4)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because:  (i) debt is defined as par value plus accrued interest and unused letters of credit; and (ii) accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure.  Management believes this non-GAAP measure is useful as the level of such ratio impacts certain provisions in our senior secured credit facility.  The corresponding GAAP measures for debt-to-total capital were 17.8% and 18.8% at March 31, 2011 and December 31, 2010, respectively.

(5)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure.  Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.  The corresponding GAAP measures for book value per common share were $17.50 and $17.23 at March 31, 2011 and December 31, 2010, respectively.

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CNO Financial (5)
May 2, 2011

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial’s products and trends in CNO Financial’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing a reduction in investment income, the margins of our fixed annuity and life insurance businesses and demand for our  products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iv) our ability to make changes to certain non-guaranteed elements of our life insurance products; (v) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their  value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof (including changes in principles related to accounting for deferred acquisition costs); (xii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvi) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xvii) our ability to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the  financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

- Tables Follow -

CNO Financial (6)
May 2, 2011
CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: March 31, 2011 - $20,343.9; December 31, 2010 - $20,155.8)	$20,852.2	$20,633.9
Equity securities at fair value (cost: March 31, 2011 - $104.9; December 31, 2010 - $68.2)	105.4	68.1
Mortgage loans	1,751.3	1,761.2
Policy loans	281.6	284.4
Trading securities	403.1	372.6
Investments held by securitization entities	401.6	420.9
Other invested assets	272.1	240.9
Total investments	24,067.3	23,782.0
Cash and cash equivalents – unrestricted	424.6	571.9
Cash and cash equivalents held by securitization entities	27.1	26.8
Accrued investment income	336.7	327.8
Present value of future profits	970.1	1,008.6
Deferred acquisition costs	1,766.1	1,764.2
Reinsurance receivables	3,219.0	3,256.3
Income tax assets, net	798.9	839.4
Assets held in separate accounts	18.1	17.5
Other assets	439.9	305.1
Total assets	$32,067.8	$31,899.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Liabilities for insurance products:
Interest-sensitive products	$13,161.3	$13,194.7
Traditional products	10,357.9	10,307.6
Claims payable and other policyholder funds	979.0	968.7
Liabilities related to separate accounts	18.1	17.5
Other liabilities	643.1	496.3
Investment borrowings	1,203.8	1,204.1
Borrowings related to securitization entities	354.4	386.9
Notes payable – direct corporate obligations	949.8	998.5
Total liabilities	27,667.4	27,574.3
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: March 31, 2011 – 251,404,857; December 31, 2010 – 251,084,174)	2.5	2.5
Additional paid-in capital	4,426.1	4,424.2
Accumulated other comprehensive income	257.6	238.3
Accumulated deficit	(285.8)	(339.7)
Total shareholders' equity	4,400.4	4,325.3
Total liabilities and shareholders' equity	$32,067.8	$31,899.6

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CNO Financial (7)
May 2, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended
	March 31,
	2011	2010

Revenues:
Insurance policy income	$667.2	$664.6
Net investment income:
General account assets	336.1	315.2
Policyholder and reinsurer accounts and other special-purpose portfolios	37.4	24.0
Realized investment gains (losses):
Net realized investment gains, excluding impairment losses	18.4	15.4
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(13.3)	(17.7)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive income	-	(2.6)
Net impairment losses recognized	(13.3)	(20.3)
Total realized gains (losses)	5.1	(4.9)
Fee revenue and other income	3.4	3.5

Total revenues	1,049.2	1,002.4

Benefits and expenses:
Insurance policy benefits	683.2	699.0
Interest expense	29.2	27.5
Amortization	136.7	102.6
Loss on extinguishment of debt	1.4	1.8
Other operating costs and expenses	115.1	118.4

Total benefits and expenses	965.6	949.3

Income before income taxes	83.6	53.1

Tax expense on period income	29.7	19.2

Net income	$53.9	$33.9

Earnings per common share:
Basic:
Weighted average shares outstanding	251,121,000	250,788,000

Net income	$.21	$.14

Diluted:
Weighted average shares outstanding	307,498,000	292,081,000

Net income	$.19	$.13

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CNO Financial (8)
May 2, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	March 31,
	2011	2010
Bankers Life segment:
Annuity	$222.2	$224.2
Medicare supplement and other supplemental health	337.6	347.1
Life	56.4	46.5
Total collected premiums	$616.2	$617.8
Washington National segment:
Medicare supplement and other supplemental health	$142.8	$141.4
Life	4.3	4.4
Total collected premiums	$147.1	$145.8
Colonial Penn segment:
Life	$49.4	$47.3
Supplemental health	1.5	1.6
Total collected premiums	$50.9	$48.9
Other CNO Business segment:
Annuity	$4.2	$5.1
Other health	8.0	8.4
Life	46.4	50.2
Total collected premiums	$58.6	$63.7

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CNO Financial (9)
May 2, 2011

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES

BENEFIT RATIOS ON MAJOR HEALTH LINES OF BUSINESS

	Three months ended
	March 31,
	2011	2010
Bankers Life segment:
Medicare Supplement:
Earned premium	$181 million	$179 million
Benefit ratio(a)	67.2%	72.8%
PDP and PFFS:
Earned premium	$14 million	$18 million
Benefit ratio(a)	84.8%	60.9%
Long-Term Care:
Earned premium	$144 million	$149 million
Benefit ratio(a)	113.4%	114.4%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	70.8%	75.2%
Washington National segment:
Medicare Supplement:
Earned premium	$36 million	$42 million
Benefit ratio(a)	66.3%	65.7%
Supplemental health:
Earned premium	$105 million	$98 million
Benefit ratio(a)	78.7%	82.3%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	49.1%	49.4%
Other CNO Business segment:
Long-Term Care:
Earned premium	$7 million	$8 million
Benefit ratio(a)	235.7%	187.2%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	148.0%	96.8%

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(a)	The benefit ratio is calculated by dividing the related product’s insurance policy benefits by insurance policy income.
(b)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product’s insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income.  Interest income is an important factor in measuring the performance of longer duration health products.  The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases).  Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets.  The interest-adjusted benefit ratio reflects the interest income offset.  Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO Financial’s website, www.CNOinc.com.

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